Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of July 10, 2017, is entered into by and among Halcón Resources Corporation (the “Company”) and the undersigned investment advisors or managers (as applicable) for the account of beneficial holders (together with their respective successors and permitted assigns and any subsequent holder that becomes party hereto in accordance with the terms hereof, each a “Consenting Holder” and, collectively, the “Consenting Holders”) of the Company’s 6.75% Senior Notes due 2025 (the “Notes”) and the related guarantees thereof (together with the Notes, the “Securities”) issued under that certain Indenture, dated as of February 16, 2017, by and among the Company, the subsidiary guarantors of the Company party thereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture as the same is proposed to be modified consistent with the proposed amendments (the “Amendments”) set forth in Exhibit A hereto and to be included in a supplemental indenture to the Indenture (the “Supplemental Indenture”);

WHEREAS, the Company is assessing the merits of a sale in one transaction or a series of related transactions of all or substantially all of the Oil and Gas Properties of the Company and its Restricted Subsidiaries located in the States of North Dakota and Montana constituting a Williston Sale, whether directly or by sale of Capital Stock of one or more Subsidiaries, within the time period specified in the Amendments;

WHEREAS, the Company desires to amend the Indenture to permit the Williston Sale;

WHEREAS, the Indenture provides that certain amendments to the Indenture, including the Amendments, shall only be effective upon execution of the Supplemental Indenture after the Company solicits consents from all holders of the Notes (the “Consent Solicitation”) and receives the consent of the holders of at least a majority in principal amount of the then outstanding Notes;

WHEREAS, the Company and the Consenting Holders desire to hereby express to each other their mutual support and commitment in respect of the matters discussed hereunder and to the Amendments.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                      Amendments to the Indenture

(a)                                 Amendments. The Amendments are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. In the event of any inconsistency between the Amendments and this Agreement, the Amendments shall control.

(b)                                 Consent Solicitation Statement. In connection with the Consent Solicitation, the Company undertakes to furnish the Consenting Holders, together with all other holders of the Securities, with a consent solicitation statement detailing the terms of the Consent Solicitation and the Amendments.

(c)                                  Further Amendments and Modifications. Each Consenting Holder hereby agrees that the Company may, in connection with preparing the supplemental indenture that will effect the Amendments, amend, modify or supplement the Amendments following the date hereof, from time to time, to cure any non-substantive ambiguity, defect (including any technical defect) or inconsistency, and to include such Amendments in the form of a supplemental indenture to the Indenture; provided that any such amendments, modifications or supplements do not adversely affect the rights, interests or treatment of any Consenting Holder in any material respect, and that no such amendment, modification or supplement shall affect the support of each Consenting Holder for the Amendments expressed pursuant to this Agreement.

2.                                      Agreements of the Consenting Holders.

(a)                                 Support. Subject to the terms and conditions hereof, each Consenting Holder agrees that, in connection with the Consent Solicitation, it will use commercially reasonable efforts to: (i) timely furnish its consent to the Amendments for all Notes beneficially owned by the Consenting Holder, which shall include Notes in the aggregate principal amount of at least the amount set forth below its name on the signature page hereof (as may be reduced to reflect transfers of Notes made in accordance with Section 2(b) of this Agreement), in accordance with the terms of the Consent Solicitation, (ii) not withdraw such consent, (iii) not take any other action that is inconsistent with or that would reasonably be expected to prevent, materially interfere with, materially delay or materially impede the Consent Solicitation and the execution, delivery or effectiveness of the Supplemental Indenture; provided, that this Section 2(a) shall not restrict or limit in any manner any Consenting Holder’s right to transfer Notes in accordance with Section 2(b) of this Agreement.

(b)                                 Transfers. Each Consenting Holder agrees that from the date hereof until the completion of the Consent Solicitation, which shall be completed not later than August 15, 2017 (the “Solicitation Outside Date”), it shall not sell, transfer, loan, issue, pledge, hypothecate, assign or otherwise dispose of (other than ordinary course pledges and/or swaps) (each, a “Transfer”), directly or indirectly, in whole or in part, any of its Securities, as applicable, or any option thereon or any right or interest therein, unless the transferee thereof either (i) is a Consenting Holder or its affiliate, provided that such affiliate shall agree in writing to be bound by this Agreement as if an original party hereto, or (ii) prior to such Transfer, the transferee agrees in writing for the benefit of the parties hereto to become a Consenting Holder and to be bound by all of the terms of this Agreement applicable to Consenting Holders (including with respect to any and all claims or interests it already may hold against or in the Company prior to such Transfer) by executing a joinder agreement, in the form attached as Exhibit B hereto or otherwise reasonably satisfactory to the Company, and delivering an executed copy thereof to the Company within two (2) Business Days of such execution.

3.                                      Consent Fee.

The Company agrees that the Consenting Holders that validly consent to the Amendments in accordance with the terms and procedures of the Consent Solicitation will be entitled to a consent fee of 2.0% of the principal amount of the Notes with respect to which they provide such consent (the “Consent Fee”), with such fee payable upon the earlier of (a) receipt by the Company or its agent of valid consents to the Amendments from holders of at least 50.1%

of aggregate principal amount of the outstanding Notes upon settlement of the Consent Solicitation in accordance with the terms and procedures of the Consent Solicitation and satisfaction of other customary conditions to the execution and delivery of the Supplemental Indenture or (b) a Consent Solicitation Termination Event (as defined below). In the event that either the Company elects not to commence the Consent Solicitation, or the Consent Solicitation is terminated, withdrawn or abandoned by the Company, or the Consent Solicitation is not settled by August 15, 2017 (other than by reason of the failure of the Consenting Holders to deliver valid consents) (any such event, a “Consent Solicitation Termination Event”), then, subject to the following sentence, each of the Consenting Holders that hold Notes in the aggregate principal amount of at least the amount set forth below its name on the signature page hereof or on the signature page of any joinder agreement hereto (in each case as such amounts may be reduced to reflect Transfers of Notes made in accordance with Section 2(b) of this Agreement) shall be paid a Consent Fee on such Notes indicated on such signature page (as such amounts may be reduced to reflect Transfers of Notes made in accordance with Section 2(b) of this Agreement), which Consent Fee shall be paid promptly by the Company upon the earlier of (i) the date the Company publicly announces it has withdrawn, terminated or abandoned the Consent Solicitation or elected not commence the Consent Solicitation the Consent Solicitation and (ii) the Solicitation Outside Date. Notwithstanding anything to the contrary in this Support Agreement, no Consent Fee shall be payable to Consenting Holders under the terms of this Agreement unless (A) the Consenting Holders collectively tender valid consents to the Amendments for at least 50.1% of aggregate principal amount of the outstanding Notes in the Consent Solicitation in accordance with its terms or (B) if the Company elects not to commence the Consent Solicitation, or the Consent Solicitation is withdrawn, terminated or abandoned or the Consent Solicitation is not settled by the Solicitation Outside Date, such Holders provide an Ownership Certificate (as defined below) or other reasonable proof to the Company that the Consenting Holders collectively held at least at least 50.1% of aggregate principal amount of the outstanding Notes on the date a Consent Fee would become payable under the immediately preceding sentence.  “Ownership Certificate” means, for any Consenting Holder, a notarized certificate pursuant to which such Consenting Holder represents and warrants to the Company regarding the aggregate principal amount of the outstanding Notes held by it.

4.                                      Company Termination Right.

(a)                                 Termination Right. The Company shall have the exclusive right to terminate the Consent Solicitation for any reason.

(b)                                 Effect of Termination. Upon the earlier of (x) termination of the Consent Solicitation by the Company and (y) 5:00 p.m. New York City time on the Solicitation Outside Date, this Agreement shall forthwith become void and of no further force or effect and each party shall be immediately released from its liabilities, obligations, commitments, undertakings and agreements under or related to this Agreement; provided, however, that (i) in no event shall any such termination relieve a party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination and (ii) the Company shall pay each Consenting Holder the Consent Fee to the extent such Consent Fee is or becomes payable under Section 3 hereof, provided that such Consenting Holder has not violated any material terms of, and has not materially breached any representation or warranty made in, this Agreement; provided, however, that that any such violation or breach shall not have any impact on the

Company’s obligation to pay a Consent Fee unless the Company shall have given such Consenting Holder written notice of such violation or breach and (if capable of cure) the Consenting Holder shall have failed to cure such breach within 5 Business Days after its receipt of such written notice. Upon any such termination, any and all consents and ballots tendered by the Consenting Holders prior to such termination shall be deemed, for all purposes, automatically null and void ab initio, and shall not be considered or otherwise used in any manner by the parties in connection with the Consent Solicitation or otherwise.

5.                                      Representations and Warranties of the Parties.

(a)                                 Each Consenting Holder, severally and not jointly, represents and warrants to the other parties that the following statements are true, correct and complete as of the date hereof (or as of the date a Consenting Holder becomes a party hereto):

(i)                                     such Consenting Holder is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Consenting Holder’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;

(ii)                                  the execution, delivery and performance by such Consenting Holder of this Agreement does not and will not (A) to the actual knowledge of such Consenting Holder, violate any material provision of law, rule or regulation applicable to it, (B) violate its charter or bylaws (or other similar governing documents), or (C) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(iii)                               the execution, delivery and performance by such Consenting Holder of this Agreement does not and will not require that such Consenting Holder make any material registration or filing with, obtain the consent or approval of, or provide notice to, or take other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws; and

(iv)                              this Agreement is the legally valid and binding obligation of such Consenting Holder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of a bankruptcy court.

(b)                                 Each Consenting Holder severally (and not jointly), represents and warrants to the Company that, as of the date hereof (or as of the date such Consenting Holder becomes a party hereto), such Consenting Holder (i) is the beneficial owner of the aggregate principal amount of Notes set forth below its name on the signature page hereof (or below its name on the signature page of a Joinder Agreement for any Consenting Holder that becomes a party hereto after the date hereof), or is the nominee, investment manager, or advisor for one or more beneficial holders thereof, and/or (ii) has, with respect to the beneficial owners of such Notes, (A) investment discretion with respect to such Notes, (B) power and authority to vote on and consent to matters concerning such Notes or to exchange, assign and transfer such Notes, and (C) power and authority to bind or act on the behalf of, such beneficial owners.

(c)                                  The Company represents and warrants to each of the Consenting Holders that the following statements are true, correct and complete as of the date hereof:

(i)                                     it is validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part;

(ii)                                  its execution, delivery and performance of this Agreement does not and will not (A) to the actual knowledge of the Company, violate any material provision of law, rule or regulation applicable to it, (B) violate its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, or (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party;

(iii)                               its execution, delivery and performance of this Agreement does not and will not require that it make any material registration or filing with, obtain the consent or approval of, or provide notice to, or take other action, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required by the SEC or other securities regulatory authorities under applicable securities laws;

(iv)                              this Agreement is the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of a bankruptcy court; and

(v)                                 (a) there exists no Default or Event of Default and (b) after giving effect to this Agreement and the transactions contemplated hereunder, no Default or Event of Default shall have occurred and be continuing.

6.                                      Effectiveness.

This Agreement shall become effective and binding upon each party upon the execution and delivery by the Company and Consenting Holders that are beneficial owners of at least 50.1% of the aggregate principal amount of outstanding Notes. The Company shall promptly notify each Consenting Holder that is a party hereto of effectiveness of this Agreement. The Company shall, as a condition precedent to effectiveness of the Supplemental Indenture, deliver to each of the Consenting Holders a certificate, dated as of the date the Supplemental Indenture is executed (the “Supplemental Indenture Date”) and signed by a duly authorized officer of the Company, to the effect that the representations and warranties of the Company set forth in Section 5(c) are true and correct in all respects on the Supplemental Indenture Date with the same effect as though made at and as of such date.

7.                                      GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)                                 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof to the extent such principles would result in application of the law of any other jurisdiction.

(b)                                 Each of the parties irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in any federal or state court in the State of New York, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above in New York, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any proceeding arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)                                  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.                                      Specific Performance/Remedies.

It is understood and agreed by the Parties that money damages may not be a sufficient remedy for a breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (including reasonable and documented attorneys’ fees and costs) as a remedy with respect to any such breach, without the necessity of proving the inadequacy of money damages as a remedy.

9.                                      Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

10.                               Successors and Assigns; Severability; Several Obligations.

(a)                                 This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 10 shall be deemed to permit Transfers of the Securities or claims arising under the Securities other than in accordance with the express terms of this Agreement.

(b)                                 If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination of invalidity, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably satisfactory manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. The agreements, representations and obligations of the parties are, in all respects, ratable and several and neither joint nor joint and several.

11.                               No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties and no other person or entity shall be a third-party beneficiary hereof.

12.                               Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Amendments) constitutes the entire agreement of the parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and each Consenting Holder shall continue in full force and effect for the duration of such confidentiality agreement.

13.                               Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

14.                               No Solicitation; Representation by Counsel; Adequate Information.

(a)                                 This Agreement is not and shall not be deemed to be a solicitation for consents in favor of the Amendments. The acceptance of any Consenting Holder with respect to the Amendments will not be solicited until such Consenting Holder has received the consent solicitation statement related to the Consent Solicitation.

(b)                                 Each party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any party with a defense to the enforcement of the terms of this Agreement against such party based upon lack of legal counsel shall have no application and is expressly waived.

(c)                                  The Company (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel and tax advisors in connection with this Agreement and the effects of the proposed consent and the Amendments to the extent it determines that it is appropriate, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other party and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Consenting Holders’ express representations, warranties, and covenants in this Agreement, and has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

(d)                                 Each Consenting Holder (i) is a sophisticated party with respect to the subject matter of this Agreement, (ii) has been represented and advised by legal counsel in connection with this Agreement and the effects of the proposed consent and the Amendments to the extent it determines that it is appropriate, (iii) has adequate information concerning the matters that are the subject of this Agreement, and (iv) has independently and without reliance upon any other party and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, and covenants in this Agreement, and has entered into this Agreement voluntarily and of its own choice and not under coercion or duress.

15.                               No Fiduciary Duty; Acknowledgments.

(a)                                 The Company acknowledges and agrees that no fiduciary, advisory or agency relationship between the Company, on the one hand, and any Consenting Holder, on the other hand, is intended to be or has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Consenting Holder (or any of its affiliates, managed accounts and/or related funds) has advised or is advising the Company on other matters, (b) each of the Consenting Holders, on the one hand, and the Company, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor does the Company rely on, any fiduciary duty on the part of such Consenting Holder, (c) the Company is capable of evaluating and understanding, and does understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement, (d) the Company has been advised that the Consenting Holders are engaged in a broad range of transactions that may involve interests that differ from the Company’s interests and that the Consenting Holders have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship and (e) the Company waives, to the fullest extent permitted by law, any claims the Company may have against any Consenting Holder for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Consenting Holders shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of, or in right of, the Company or any of its equityholders, affiliates, directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants, advisors and other representatives (collectively, the “Representatives”).

(b)                                 The Company further acknowledges and agrees that the Consenting Holders are full service firms engaged in securities trading as well as providing other services.  In the ordinary course of business, the Consenting Holders may provide services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of or issued by the Company and/or other companies with which the Company may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by the any Consenting Holder or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

16.                               Confidentiality.

The Company agrees that is shall not, without the Consenting Holders’ prior written consent, disclose the amount of Notes held by any Consenting Holder or any information set forth on the signature pages hereto, other than the names of the Consenting Holders, to any other person except as may be compelled in a judicial or administrative proceeding or as otherwise required by law, rule or regulation or as requested by a governmental authority having proper jurisdiction (in which case the Company shall, to the extent permitted by law, promptly provide the Consenting Holders with prior written notice thereof sufficient to afford the Consenting Holders an opportunity to seek a protective order to prevent or limit disclosure of such information).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
Name:	David S. Elkouri
Title:	EVP, Chief Legal Officer

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CONSENTING HOLDER

• BLACKROCK 2022 GLOBAL INCOME OPPORTUNITY TRUST
• BLACKROCK FLOATING RATE INCOME TRUST
• BLACKROCK CORE BOND TRUST
• BLACKROCK MULTI-SECTOR INCOME TRUST
• BLACKROCK LIMITED DURATION INCOME TRUST
• BLACKROCK LIMITED DURATION INCOME TRUST
• BLACKROCK FUNDS II, BLACKROCK FLOATING RATE INCOME PORTFOLIO
• BLACKROCK FUNDS II, BLACKROCK HIGH YIED BOND PORTFOLIO
• BLACKROCK MULTI-ASSET INCOME PORTFOLIO OF BLACKROCK FUNDS II
• BLACKROCK CREDIT STRATEGIES INCOME FUND OF BLACKROCK FUNDS II
• BLACKROCK HIGH YIELD PORTFOLIO OF THE BLACKROCK SERIES FUND, INC.
• BLACKROCK HIGH YIELD V.I. FUND OF BLACKROCK VARIABLE SERIES FUNDS, INC.
• BLACKROCK DEBT STRATEGIES FUND, INC.
• BLACKROCK CORPORATE HIGH YIELD FUND, INC.

By: BlackRock Advisors, LLC, as investment advisor for beneficial holders of Notes listed above

By:	/s/ Anne Marie Smith
Name:	Anne Marie Smith
Title:	Authorized Signatory

Principal Amount of outstanding Notes beneficially owned by the above Consenting Holder:

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CONSENTING HOLDER

• ABR REINSURANCE LTD.
• JPMBI RE BLACKROCK BANKLOAN FUND
• BLACKROCK DIVERSIVFIED DISTRIBUTION FUND
• DEN PROFESSIONELLE FORENING DANSKE INVEST INSTITUTIONAL HIGH YIELD BOND PORTFOLIO
• GLOBAL HIGH YIELD BOND FUND, A SERIES OF DSBI — GLOBAL INVESTMENT TRUST
• BGF GLOBAL HIGH YIELD BOND FUND
• EMPLOYEES’ RETIREMENT FUND OF THE CITY OF DALLAS
• FIDEURAM ASSET MANAGEMENT (IRELAND) LTD.
• BLACKROCK FLOATING RATE INCOME STRATEGIES FUND, INC.
• BLACKROCK GLOBAL INVESTMENT SERIES: INCOME STRATEGIES PORTFOLIO
• BGF — GLOBAL MULTI-ASSET INCOME FUND
• ADFAM INVESTMENT COMPANY LLC
• METROPOLITAN LIFE INSURANCE COMPANY ON BEHALF OF ITS SEPARATE ACCOUNT NO. 479
• BRIGHTHOUSE FUNDS TRUST I — BLACKROCK HIGH YIELD PORTFOLIO
• FIXED INCOME OPPORTUNITIES NERO, LLC
• RETIREMENT & SECURITY PROGRAM FOR EMPLOYEES OF THE NATIONAL TELECOMMUNICATIONS COOPERATIVE ASSOCIATION
• PENSION BENEFIT GUARANTY CORPORATION
• THE PNC FINANCIAL SERVICES GROUP, INC. PENSION PLAN
• PPL SERVICES CORPORATION MASTER TRUST
• ADVANCED SERIES TRUST — AST BLACKROCK GLOBAL STRATEGIES PORTFOLIO
• UNIVERSAL-INVESTMENT-GESELLSCHAFT MBH RE RB-UI-FONDS
• BAV RBI RENTEN US HY I

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• BGF US DOLLAR HIGH YIELD BOND FUND

By: BlackRock Financial Management, Inc., as investment advisor for beneficial holders of Notes listed above

By:	/s/ Anne Marie Smith
Name:	Anne Marie Smith
Title:	Authorized Signatory

Principal Amount of outstanding Notes beneficially owned by the above Consenting Holder:

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CONSENTING HOLDER

• BLACKROCK SENIOR FLOATING RATE PORTFOLIO

By: BlackRock Investment Management, LLC, as investment advisor for beneficial holders of Notes listed above

By:	/s/ Anne Marie Smith
Name:	Anne Marie Smith
Title:	Authorized Signatory

Principal Amount of outstanding Notes beneficially owned by the above Consenting Holder:

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CONSENTING HOLDER

BRIGADE CAPITAL MANAGEMENT, LP, as Investment Manger on behalf of certain beneficial holders of Notes

By:	/s/ Patrick Criscillo
Name:	Patrick Criscillo
Title:	Chief Financial Officer

Principal Amount of outstanding Notes beneficially owned by the above Consenting Holder:

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CONSENTING HOLDER

GOLDMAN SACHS ASSET MANAGEMENT, L.P., on behalf of various funds and accounts as beneficial holders of Notes

By:	/s/ Michael Goldstein
Name:	Michael Goldstein
Title:	Managing Director

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

INDIANAPOLIS HIGH YIELD GROUP OF J.P. MORGAN INVESTMENT MANAGEMENT INC., solely as investment manager on behalf of certain beneficial holders of Notes

By executing this Agreement INDIANAPOLIS HIGH YIELD GROUP OF J.P. MORGAN INVESTMENT MANAGEMENT INC., solely as investment manager of certain discretionary accounts holding the Notes, binds only itself, and itself only in that capacity, and not any other affiliate of JPMorgan Chase & Co., or any of its or their respective business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this Agreement by virtue of INDIANAPOLIS HIGH YIELD GROUP OF J.P. MORGAN INVESTMENT MANAGEMENT INC.’S execution of this Agreement. Moreover, INDIANAPOLIS HIGH YIELD GROUP OF J.P. MORGAN INVESTMENT MANAGEMENT INC. shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:	/s/ Mark Prenger
Name:	Mark Prenger
Title:	Managing Director

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

J.P. MORGAN CHASE BANK, N.A., as trustee for certain comingled pension trust funds as beneficial holders of Notes

By executing this Agreement J.P. Morgan Chase Bank, N.A., solely as trustee for certain comingled pension trust funds as beneficial holders of Notes, binds only itself, and itself only in that capacity, and not any other affiliate of JPMorgan Chase & Co., or any of its or their respective business unit thereof), and no such affiliate shall be deemed to be bound by the terms of this Agreement by virtue of J.P. Morgan Chase Bank, N.A.’s execution of this Agreement. Moreover, J.P. Morgan Chase Bank, N.A. shall have no obligation to cause any of its affiliates to take or refrain from taking any action.

By:	/s/ Mark Prenger
Name:	Mark Prenger
Title:	Managing Director

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

PGIM, INC., as investment advisor to Holder

By:	/s/ Ryan Kelly
Name:	Ryan Kelly
Title:	Vice President PGIM, Inc., as investment advisor to Holder

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

EATON VANCE MANAGEMENT, on behalf of various funds and accounts as beneficial holders of Notes

By:	/s/ Michael W. Weilheimer
Name:	Michael W. Weilheimer
Title:	Vice President

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

BOSTON MANAGEMENT AND RESEARCH, on behalf of various funds and accounts as beneficial holders of Notes

By:	/s/ Michael W. Weilheimer
Name:	Michael W. Weilheimer
Title:	Vice President

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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CONSENTING HOLDER

EATON VANCE TRUST COMPANY, on behalf of various funds and accounts as beneficial holders of Notes

By:	/s/ Michael W. Weilheimer
Name:	Michael W. Weilheimer
Title:	Vice President

Principal Amount of outstanding Notes represented by the above Consenting Holder:

CONSENTING HOLDER

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, as investment adviser for various beneficial holders of Notes

By:	/s/ Authorized Signatory
Name:	Authorized Signatory
Title:	Authorized Signatory

Principal Amount of outstanding Notes represented by the above Consenting Holder:

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EXHIBIT A

Proposed Amendments to Indenture dated February 16, 2017 by and among Halcón Resources Corporation, certain Subsidiary Guarantors and U.S. Bank National Association, as Trustee, Governing 6.75% Senior Notes due 2025

(1)                                 The first clause (1) of the definition of “Asset Sale” in Section 1.1 of the Indenture will be amended to add thereto the bold underlined text as set forth below:

(1)                                 the sale, lease, conveyance or other disposition (including, without limitation, by means of a sale and leaseback transaction) of any assets, including, without limitation, any sale of hydrocarbons or other mineral products as a result of the creation of Production Payments and Reserve Sales; provided that the sale, lease conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (except, in each case, with respect to a Williston Sale other than as provided in Section 4.7(l) hereof) will be governed by Section 4.11 hereof and/or Section 5.1 hereof and not by the provisions of Section 4.7 hereof; and

(2)                                 The following will be added to the end of the definition of “Change of Control” in Section 1.1 of the Indenture:

“Notwithstanding the foregoing, a Williston Sale, other than a Williston Sale described in Section 4.7(l) hereof, will conclusively be deemed not to constitute a Change of Control. In the event a Williston Sale is consummated, the Company shall deliver a Williston Sale Notice in respect of such Williston Sale.”

(3)                                 Clause (1) of the definition of “Permitted Liens” shall be deleted in its entirety and replaced with the following:

“(1)  Liens securing Indebtedness under Credit Facilities incurred and classified as existing under Section 4.3(b)(1) of the definition of “Permitted Indebtedness;”

(4)                                 The following definitions will be added to Section 1.1 of the Indenture in appropriate alphabetical order:

“Williston Sale” means the sale, conveyance or other disposition, in one or more transactions, whether directly and/or by sale of Capital Stock of one or more Subsidiaries, of (i) of all or substantially all of the Company’s assets located in the States of North Dakota and Montana (the “Williston Assets”) or (ii) of Oil and Gas Properties of the Company and its Restricted Subsidiaries located on the Fort Berthold Indian Reservation of the Three Affiliated Tribes in the State of North Dakota (the “Fort Berthold Assets”) that constitute, or are attributed, more than 30% of (x) net leased acreage, (y) proved crude oil and natural gas reserves calculated in accordance with SEC guidelines (as estimated in good faith most recently by the Company) or (z) net equivalent production of oil, natural gas or other hydrocarbons for the 12 months ended on June 30, 2017, of all of the Williston Properties located on such reservation; and, in each case, which transaction or transactions meets both of the following criteria:

(a) such transaction or transactions are subject to one or more definitive sales or other disposition agreements which have been fully executed and delivered before       , 2018 [one year from date of supplemental indenture adopting the amendments to which this definition is a part] and which in each case shall have been consummated before       , 2018 [eighteen months from date of supplemental indenture adopting the amendments to which this definition is a part]; and

(b) immediately following consummation of the first such Williston Sale, the sum of (A) cash and cash equivalents of the Company and its Restricted Subsidiaries plus (B) undrawn borrowings then available from Credit Facilities less the sum of (x) 103% of the Target Amount (as defined in clause (j) of this Section 4.7) plus (y) the amount of then outstanding principal of the Company’s 12.0% Second Lien Secured Senior Notes due 2022 plus the amount of  redemption premium applicable to such outstanding notes assuming a redemption in full of such notes within 60 days of the Williston Sale Date in accordance with the terms of the indenture governing such notes, equals at least $400.0 million;

provided, that neither the sale of Capital Stock of the Company nor any merger or consolidation of the Company shall in any event constitute a Williston Sale. For purposes of this definition, all transactions involving the sale, conveyance or other disposition, whether directly and/or by sale of Capital Stock of one or more Subsidiaries, of the Williston Assets (including, but not limited to, the Fort Berthold Assets), shall be aggregated for purposes of determining whether such transaction(s) falls within the foregoing clauses (i) and/or (ii).

“Williston Sale Date” means the date on which a Williston Sale is consummated.

“Williston Sale Notice” means a notice delivered by the Company, in the form of an  Officers’ Certificate to the Trustee, no later than two Business Days following the first Williston Sale Date briefly describing such Williston Sale and identifying the Williston Sale Date.

(5)                                 Clause (i) of Section 4.3(b)(1) of the Indenture shall be revised in its entirety to read as follows:

“(i) $900.0 million; provided, that from and after the consummation of the first Williston Sale, this amount shall be $350.0 million”.

(6)                                 The reference to “or clause (1) of paragraph (b) of this Section 4.3” appearing in Section 4.3(c)(2) shall be deleted.

(7)                                 Section 4.4(b) of the Indenture shall be revised to add the following provision after the end thereof:

“Notwithstanding the provisions of foregoing Section 4.4(b), from and after the first Williston Sale Date:

(i) each reference to the term “Issue Date” in Section 4.4(b) above shall instead be deemed to be a reference to the first Williston Sale Date;

(ii) the reference in Section 4.4(b)(3)(A) to “January 1, 2017” will be deemed to refer to the beginning of the fiscal quarter in which the first Williston Sale Date occurs; and

(iii) a new clause (E) will be deemed to have been added after Section 4.4(b)(3)(D) (replacing the period at the end of clause (D) with a semi-colon and preceding clause (E) by the word “plus”) as follows:

“(E) the lesser of (i) $250.0 million and (ii) the amount that would have been available for Restricted Payments under this clause (b)(3) of Section 4.4 immediately prior to consummation of the first Williston Sale (assuming compliance with clauses (1) and (2) of Section 4.4(b)).”.

(8)                                 Clause (13) of Section 4.4(c) of the Indenture shall be deleted in its entirety and replaced with the following:

“(13)  payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of a merger or consolidation that constitutes a Change of Control giving rise to the right of each Holder of Securities to require the Company to make a Change of Control Offer under Section 4.11 of this Indenture; or”

(9)                                 Clause (14) of Section 4.4(c) of the Indenture shall be deleted in its entirety and replaced with the following:

“(14)  other Restricted Payments not to exceed (x) until consummation of the first Williston Sale, $50.0 million in the aggregate since the Issue Date and (y) thereafter, $25.0 million in the aggregate since the Issue Date.”

(10)                          The following will be added to the beginning of Section 4.7(b), to replace “Within”:

“Except with respect to a Williston Sale (in which case the Company will be required to make a Williston Sale Offer in accordance with Section 4.7(j) of this Indenture), within”

(11)                          The following new clauses (j), (k) and (l) will be added to the end of Section 4.7 of the Indenture:

“(j)                              Upon the consummation of the first Williston Sale, (i) the Company shall deliver a Williston Sale Notice to the Trustee within two Business Days of the consummation of the Williston Sale and (ii) no later than 10 Business Days after the Williston Sale Date, the Company will make an offer (the “Williston Sale Offer”) to all Holders of Securities to purchase for cash up to the sum of (x) 50% of aggregate principal amount of the Securities outstanding at commencement of such offer and (y) 50% of aggregate cash Net Proceeds (which, solely for purposes of this clause (j), will not reflect any reduction for taxes paid or payable as a result of the Williston Sale or amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Williston Sale) received by the Company or any of its Restricted Subsidiaries in respect of the Williston Sale in excess of $1.4 billion (such sum constituting the “Target Amount”) at an offer price equal to 103.0% of principal amount plus accrued and unpaid interest, if any, to the date of purchase. A Williston Sale Offer may be made in advance of a Williston Sale and conditioned on and subject to the consummation of such Williston Sale. Any proceeds of a Williston Sale that remain after consummation of a Williston Sale Offer may be used by the Company or its Restricted Subsidiaries for any purpose not otherwise prohibited by this Indenture, and shall not be subject to the requirements of clauses (b) or (c) of this Section 4.7.  If the aggregate principal amount of Securities tendered into such Williston Sale Offer exceeds the Target Amount, the Trustee shall select the Securities to be purchased on a pro rata basis in minimum denominations of $2,000 principal amount or multiples of $1,000 in excess thereof.

In connection with a Williston Sale Offer, the Company will send a notice to each Holder briefly describing the transaction or transactions that constitute the Williston Sale and offering to repurchase Securities as required above that are validly tendered prior to the close of business on the last Business Day prior to the purchase date specified in such notice (the “Purchase Date”), which date will be no earlier than 30 days nor later than 60 days from later of the date such notice is mailed or the Williston Sale Date, pursuant to the procedures required by this Indenture and described in such notice, provided that if the Williston Sale Offer is made in advance of the Williston Sale Date, the Purchase Date may be deferred until the date on which the Williston Sale is completed. On the Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof properly tendered pursuant to the Williston Sale Offer, subject to proration as described above, deposit with the Paying Agent an amount equal to the required purchase price for Securities accepted for purchase in such Williston Sale Offer, and deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent will promptly pay (or cause to be transferred through the facilities of the Depositary) to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7(j), the required purchase price for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. If the Purchase Date is after the taking of a record of the Holders on a record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a purchased Security is registered on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Williston Sale Offer. The provisions of clauses (h) and (i) of this Section 4.7 shall apply to a Williston Sale Offer as though it were an Asset Sale Offer.

(k)                                 Upon the consummation of the first Williston Sale, the Company or its Restricted Subsidiaries shall, on or before 90 days after the Williston Sale Date, redeem,

repurchase, retire, or otherwise satisfy and discharge, all of the Company’s 12.0% Second Lien Secured Senior Notes due 2022 then outstanding.

(l)                                     Any transaction that, on its own or together with other transactions, (x) constitutes a Williston Sale under clause (i) of the “Williston Sale” definition and (y) would result in the Company or any of its Restricted Subsidiaries receiving less than $1.2 billion in aggregate cash Net Proceeds (which, solely for purposes of this clause (l), will not reflect any reduction for taxes paid or payable as a result of the Williston Sale or amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Williston Sale) from such transaction or transactions, is subject to Section 4.11 hereof and/or Section 5.1 hereof, notwithstanding any other provisions herein to the contrary.”

(12)                          The following will be added as a new clause (d) at the end of Section 5.1 of the Indenture:

“(d)                           Notwithstanding the foregoing, a Williston Sale, other than a Williston Sale described in Section 4.7(l) hereof, will conclusively be deemed not to constitute a “sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole” for purposes of Section 5.1(a) or 5.2 of this Indenture or a “transfer of all or substantially all of the properties of or assets of the Company” pursuant to Section 5.1(b) of this Indenture.”

(13)                          The following will be added to the end of Section 10.9(a) of the Indenture:

“The provisions of this Section 10.9(a) shall not apply to a Williston Sale.”

(14)                          The following will be added to the end of Section 11.10 of the Indenture:

“For purposes of this Section 11.10, the purchasing or acquiring Person in any Williston Sale will be deemed not to be a successor of the Company or any Guarantor.”

EXHIBIT B

FORM OF

JOINDER AGREEMENT